Exhibit 99.1

China Marine Food Group Limited
Provides Update on Previously Announced Voluntary Delisting From NYSE MKT

SHISHI, China, November 12, 2013 -- China Marine Food Group Limited (NYSE MKT: CMFO) ("China Marine" or the "Company"), a manufacturer of Mingxiang® seafood-based snack foods, Hi-Power® marine algae-based beverages and a distributor of frozen marine catch, today announced that, in connection with its previously announced voluntary delisting from the NYSE MKT, it expects its common stock to begin trading under the ticker symbol CMFO on the OTC Pink Marketplace, operated by the OTC Markets Group, commencing Wednesday, November 13, 2013. As of that date, investors and other interested parties will be able to view the stock quotes for CMFO at www.otcmarkets.com/stock/CMFO/quote. Although the Company expects to be quoted on the OTC Pink Marketplace, the Company can provide no assurance that any trading market for the Company’s securities will exist on the OTC Pink Marketplace. The last day of trading of the Company’s common stock on the NYSE MKT will be November 12, 2013.

The Company filed a Form 15 with the Securities and Exchange Commission (the “SEC”) on November 12, 2013.  The Form 15 was filed in order to terminate the registration of the common stock under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company expects the deregistration to become effective 90 days after the filing if there are no objections from the SEC.  The Company’s SEC reporting obligations under Sections 13 and 15(d) of the Exchange Act, including its obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be immediately suspended upon filing of the Form 15 unless the SEC denies the effectiveness of the Form 15, in which case the Company would be required to file all such reports within 60 days of such denial.

The Company presently intends to make available quarterly and annual financial results on our internet website at http://www.china-marine.cn on the “Investor Relations” page.

About OTC Markets Group Inc.:

OTC Markets Group Inc. (“OTCM”) operates open, transparent and connected financial marketplaces for investors to easily trade almost 10,000 equity and debt securities through the broker of their choice.  OTCM organized these securities into tiered marketplaces to inform investors of opportunities and risks.  OTCM’s data-driven platform enables efficient trading through any broker at the best possible price and empowers a broad range of companies to improve the quality and availability of information for their investors.

About China Marine

China Marine Food Group Limited is a food and beverage manufacturer of Mingxiang® seafood-based snack foods and Hi-Power® marine algae-based health drinks, and a wholesaler of frozen marine catch in five provinces in the PRC. Founded in 1994, China Marine has grown steadily and positioned its Mingxiang® brand as a category leader in 3,500 retail food sales points and 14,000 beverage sales points in China. The Company has received "The Famous Brand" and "Green Food" awards. Located in Fujian province, it is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea. The Company is committed to the highest standard of quality control with the ISO9001, ISO14001, HACCP certification and EU export registration.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of China Marine Food Group Limited and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes”, “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. China Marine Food Group Limited is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

For more information, please contact:

COMPANY

Ka Yuk Suen
China Marine Food Group Ltd.
Suite 815, 8/F., Ocean Centre
Harbour City, 5 Canton Road
Tsimshatsui, Kowloon, Hong Kong
Tel:  (852) 2111-8696
Email: suenkayuk@gmail.com
Web: www.china-marine.cn